UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                       January 3, 2006 (December 29, 2005)

                        Commission file number: 000-16299

                                ----------------

                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                               13-3054685
       (State or other jurisdiction of                   (IRS Employer
        Incorporation or Organization)              Identification Number)

700 Airport Blvd. Suite 300, Burlingame, CA                  94010
  (Address of principal executive offices)                 (Zip Code)

                                 (650) 931-0500
              (Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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*Item 1.01   Entry into a Material Definitive Agreement

         Effective January 1, 2006, ANTs software inc. (the "Company") adopted the Statement of Financial Accounting Standards Board No. 123(R) ("SFAS 123R"), Share-Based Payment method of accounting for stock options. Accordingly, the fair value of options will be recognized as compensation expense in the financial statements as they vest from January 1, 2006 forward. Through December 31, 2005, the Company elected to account for stock option compensation expense under Accounting Principles Board Opinion No. 25 ("APB 25") and Statement of Financial Accounting Standards Board No. 123, Accounting for Stock-Based Compensation ("SFAS123"), using the intrinsic value method.

         On January 3, 2006, the Company issued a press release announcing that effective December 29, 2005, its Board of Directors approved the acceleration of vesting for all unvested stock options granted under the ANTs software inc. 2000 Stock Option Plan, as amended, excluding those stock options held by non-employee directors whose options have an exercise price less than $2.10, and certain employees who have not consented to such acceleration. The closing sale price of the Company's common stock on December 29, 2005 was $2.10. All other terms and conditions applicable to such options, including the exercise prices, remain unchanged.

         As a result of this acceleration, and in accordance with APB 25 and SFAS 123, the Company will recognize a one-time, non-cash stock compensation expense of approximately $400,000 in the fourth quarter of 2005. Also as a result of this acceleration, the Company will not incur approximately $4.7 million in compensation expense in the 2006-2008 fiscal years that otherwise would have been recorded under SFAS 123R. The Board of Directors believes this action is in the best interests of the shareholders.

         Options to purchase up to approximately 2.7 million shares of common stock are now exercisable, representing approximately 36% of the Company's total current outstanding options. The following table summarizes the outstanding options subject to accelerated vesting:


                                            Aggregate Number
                                               of Shares             Weighted
                                                Issuable             Average
                                                 Under               Exercise
                                              Accelerated           Price Per
                                            Stock Options (#)         Share

Total Non-Employee Directors                          67,551          $2.35
Total Named Executive Officers (1)                 1,916,136          $2.25
Total All Other Employees                            746,176          $2.37
                                            -----------------
Total                                              2,729,863          $2.29
                                            =================

     (1) Consists of those persons named in the Summary Compensation Table in the Company's 2005 Proxy Statement filed with the Securities and Exchange Commission and Joseph Kozak who was appointed President after publication of the Proxy Statement.

     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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Item 9.01   Financial Statements and Exhibits

     (d)   Exhibits

     Exhibit Number           Description
     99.1                     Press Release dated January 3, 2006


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ANTs software inc.

Date:    January 3, 2006             By:    /s/     Boyd Pearce
                                            --------------------
                                            Boyd Pearce, Chief Executive Officer